Exhibit 99.1

CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON, HM CX, BERMUDA
MAILING ADDRESS: PERRYVILLE CORPORATE PARK, CLINTON, NJ 08809-4000

FOSTER WHEELER ANNOUNCES PROPOSED REDOMESTICATION

FROM BERMUDA TO SWITZERLAND

HAMILTON BERMUDA, December 10, 2008 – Foster Wheeler Ltd. (Nasdaq: FWLT) announced today that its board of directors has unanimously approved the redomestication of the company from Bermuda to Switzerland.

Foster Wheeler’s shareholders will be asked to vote in favor of the proposal at a shareholders meeting expected to be scheduled for January 2009.  If approved by shareholders, and subject to the approval of the Supreme Court of Bermuda and satisfaction of certain other conditions described in the company’s proxy statement for the meeting of shareholders, Foster Wheeler is targeting completion of the redomestication in the first quarter of 2009.

In connection with the redomestication, Foster Wheeler would establish an office in Zug, Switzerland.  Foster Wheeler’s operations would continue to be conducted through existing subsidiaries and their branch offices, which are located around the world.  Foster Wheeler would continue to maintain its operational headquarters in Clinton, New Jersey.

Foster Wheeler’s Chairman and Chief Executive Officer, Raymond J. Milchovich, said, “Our planned change of our parent company’s place of incorporation from Bermuda to Switzerland would establish a corporation that is more centrally located within our area of worldwide operations in a country with a stable and well-developed tax regime and a sophisticated financial and commercial environment.”

Under the proposed redomestication, existing Foster Wheeler shares in the Bermuda company would be cancelled and the holders of these shares would receive Foster Wheeler shares in the Swiss corporation.  Except to the extent that shareholders receive cash in lieu of fractional shares, the number of shares outstanding – and the relative economic interest of common shareholders in Foster Wheeler – would be unchanged, taking into account the currently outstanding Foster Wheeler convertible preferred shares.

Assuming the completion of the transaction, the Swiss corporation would continue to conduct the same business operations through its subsidiaries as conducted by the Bermuda company before the transaction.

Assuming completion of the redomestication, Foster Wheeler shares of the Swiss corporation would be listed on the NASDAQ Global Select Market under the symbol “FWLT,” the same symbol under which Foster Wheeler common shares are currently listed.  Similarly, the company would remain subject to the U.S. Securities and Exchange Commission (SEC) reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ.  In addition, the company would continue to report its consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

Full details of the redomestication, and the associated benefits and risks, are provided in the company’s preliminary proxy statement, to be filed today with the U.S. Securities and Exchange Commission, with respect to the special court-ordered meeting of shareholders.

Foster Wheeler Ltd. is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs over 14,000 talented professionals with specialized expertise dedicated to serving our clients through one of its two primary business groups. The company’s Global Engineering & Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA.  For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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08-338

Safe Harbor Statement

Foster Wheeler news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company, the redomestication and the various industries within which the Company operates.  These include statements regarding the benefits, effects or results of the redomestication, operations and results after the redomestication, timing of the redomestication, tax treatment of the redomestication, accounting treatment of the redomestication, and expenses related to the redomestication as well as the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on December 5, 2008 and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: an inability to realize expected benefits from the redomestication or the occurrence of difficulties in connection with the redomestication, any unanticipated costs in connection with the redomestication, changes in the rate of economic growth in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies.  Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected.  Most of these factors are difficult to predict accurately and are generally beyond the Company’s control.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

Important Additional Information Regarding the Redomestication will be Filed with the SEC

In connection with the proposed redomestication, Foster Wheeler will file a proxy statement with the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REDOMESTICATION AND FOSTER WHEELER.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at

http://www.sec.gov.  Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000, telephone (908) 730-4000.

Foster Wheeler and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed redomestication.  Information about these persons is set forth in Foster Wheeler’s proxy statement for its 2008 Annual General Meeting of Shareholders, as filed with the SEC on March 25, 2008.  Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of Foster Wheeler’s shareholders generally, by reading the proxy statement and other relevant documents regarding the redomestication, which will be filed with the SEC.

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Contacts:
Media	Maureen Bingert	908-730-4444	E-mail: maureen_bingert@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com